                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      ----------------------------------

                            STANDARD PACIFIC CORP.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

            DELAWARE                                           33-0475989
--------------------------------------------------------------------------------
 (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                           Identification No.)

                         1565 West MacArthur Boulevard
                         Costa Mesa, California 92626
--------------------------------------------------------------------------------
                   (Address of Principal Executive Offices)

                           1997 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                           (Full title of the plan)

                  Andrew H. Parnes, Vice President - Finance,
                     Treasurer and Chief Financial Officer
                         1565 West MacArthur Boulevard
                         Costa Mesa, California 92626
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (714) 668-4300
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum      Proposed maximum
Title of securities                Amount to be      offering price      aggregate offering         Amount of
to be registered                   registered(1)      per share(2)            price(2)          registration fee(2)
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value,       2,000,000           $11.0625            $22,125,000            $6,704.55
 including Preferred Stock
 Purchase Rights
-------------------------------------------------------------------------------------------------------------------

   1. These shares are reserved for issuance pursuant to, and upon the exercise of, options granted and to be granted pursuant to the Standard Pacific Corp. 1997 Stock Incentive Plan (the "Plan").

   2. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based on the price of Standard Pacific Corp. Common Stock reported as of August 20, 1997.

Item 3.  Incorporation of Documents by Reference.

     The following documents of Standard Pacific Corp., a Delaware corporation (the "Registrant"), previously filed with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration
Statement:

     (i) The Registrant's Reports on Form 8-K filed with the Commission on June 11, 1997 and June 16, 1997; and

     (ii) The Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1996 and Quarterly Reports on Form 10-Q for quarters ended March 31, 1997 and June 30, 1997; and

     (iii) The description of the securities contained in the Registrant's Registration Statement on Form 8-B, together with any amendment or report filed with the Commission for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the issuance of the shares of the Registrant's Common Stock will be passed upon for the Registrant by Gibson, Dunn & Crutcher LLP, Los Angeles, California, counsel to the Registrant. Robert K. Montgomery, a Partner of Gibson, Dunn & Crutcher LLP, and certain members of his immediate family own in the aggregate approximately 50,000 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant's Certificate of Incorporation ("Certificate") and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation or enterprise. The Registrant has also entered into indemnification agreements with its officers and directors. The

Registrant may, in its discretion, similarly indemnify its employees and agents. The Registrant's Certificate relieves its directors from monetary damages to the Registrant or its stockholders for each of such director's fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Registrant may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.


Exhibit
Number                             Description
-------                            -----------

  4.1 Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-4 (file no. 33-42293).

  4.2 Certificate of Correction of Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form 8-B filed with the
           Commission on December 17, 1991.

  4.3 Form of Certificate of Amendment to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form 8-B filed with the
           Commission on December 17, 1991.

  4.4 Form of Certificate of Merger of the Registrant, incorporated by reference to Exhibit 3.4 of the Registrant's Registration Statement on Form 8-B filed with the Commission on December 17, 1991.

  4.5 Bylaws of the Registrant Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (file no. 33-
           42293).

  4.6      Rights Agreement, dated as of December 31, 1991, between the
           Registrant and Manufacturers Hanover Trust Company of California, as
           Rights Agent, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (file no. 33-42293).

  5        Opinion of Gibson, Dunn & Crutcher LLP with respect to the
           Registrant's 1997 Stock Incentive Plan.

 23.1      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

 23.2      Consent of Arthur Andersen LLP.

 24        Power of Attorney (included on signature page).

 99.1      Registrant's 1997 Stock Incentive Plan.

 99.2 Form of Non-Qualified Stock Option Agreement to be used in connection with the Registrant's 1997 Stock Incentive Plan.

 99.3 Form of Non-Qualified Director's Stock Option Agreement to be used in connection with the Registrant's 1997 Stock Incentive Plan.

 99.4 Form of Incentive Stock Option Agreement to be used in connection with the Registrant's 1997 Stock Incentive Plan.

Item 9.  Undertakings.

     1.  The undersigned Registrant hereby undertakes:

         (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be

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

deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Costa Mesa, State of California, on this 21st day of August, 1997.

                                       STANDARD PACIFIC CORP.

                                       By:       /s/ Arthur E. Svendsen
                                          -------------------------------------
                                                     Arthur E. Svendsen
                                                 Chairman of the Board and
                                                  Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Arthur
E. Svendsen and Andrew H. Parnes and each of them, as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signatures                           Capacity                           Date
            ----------                           --------                           ----

      /s/ Arthur E. Svendsen         Chairman of the Board, Chief               August 21, 1997
----------------------------------   Executive Officer and Director
          Arthur E. Svendsen         (Principal Executive Officer)

  /s/  Stephen J. Scarborough        President and Director                     August 21, 1997
----------------------------------
       Stephen J. Scarborough

      /s/ Andrew H. Parnes           Vice President-Finance,                    August 21, 1997
----------------------------------   Treasurer and Chief Financial
          Andrew H. Parnes           Officer
                                     (Principal Financial and
                                     Accounting Officer)

   /s/ Robert J. St. Lawrence        Director                                   August 21, 1997
----------------------------------
       Robert J. St. Lawrence

   /s/ William H. Langenberg         Director                                   August 21, 1997
----------------------------------
       William H. Langenberg

       /s/ James L. Doti             Director                                   August 21, 1997
----------------------------------
           James L. Doti

      /s/ Keith D. Koeller           Director                                   August 21, 1997
----------------------------------
          Keith D. Koeller

     /s/ Donald H. Spengler          Director                                   August 21, 1997
----------------------------------
         Donald H. Spengler

      /s/ Ronald R. Foell            Director                                   August 21, 1997
----------------------------------
          Ronald R. Foell

INDEX TO EXHIBITS
-----------------

                                                                                  Sequentially
Exhibit                                                                             Numbered
Number                                 Description                                    Page
-------                                -----------                                ------------
  4.1      Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement
           on Form S-4 (file no. 33-42293).......................................

  4.2      Certificate of Correction of Certificate of Incorporation of the
           Registrant, incorporated by reference to Exhibit 3.2 of the
           Registrant's Registration Statement on Form 8-B filed with the
           Commission on December 17, 1991.......................................

  4.3      Form of Certificate of Amendment to Certificate of Incorporation of
           the Registrant, incorporated by reference to Exhibit 3.3 of the
           Registrant's Registration Statement on Form 8-B filed with the
           Commission on December 17, 1991.......................................

  4.4      Form of Certificate of Merger of the Registrant, incorporated by reference to Exhibit 3.4 of the Registrant's Registration Statement
           on Form 8-B filed with the Commission on December 17, 1991............

  4.5      Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4
           (file no. 33-42293)...................................................

  4.6      Rights Agreement, dated as of December 31, 1991, between the
           Registrant and Manufacturers Hanover Trust Company of California, as
           Rights Agent, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (file no. 33-42293)...

  5        Opinion of Gibson, Dunn & Crutcher LLP with respect to the
           Registrant's 1997 Stock Incentive Plan................................

 23.1      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5)........

 23.2      Consent of Arthur Andersen & Co.......................................

 24        Power of Attorney (included on signature page)........................

                                                                                  Sequentially
Exhibit                                                                             Numbered
Number                                 Description                                    Page
-------                                -----------                                ------------

 99.1      Registrant's 1997 Stock Incentive Plan................................

 99.2      Form of Non-Qualified Stock Option Agreement to be used in connection with the Registrant's 1997 Stock Incentive Plan.......................

 99.3      Form of Non-Qualified Director's Stock Option Agreement to be used in connection with the Registrant's 1997 Stock Incentive Plan............

 99.4      Form of Incentive Stock Option Agreement to be used in connection with the Registrant's 1997 Stock Incentive Plan.......................